                                                                  EXECUTION COPY
                          SECURITIES PURCHASE AGREEMENT


            This SECURITIES PURCHASE AGREEMENT (this "Agreement"), is dated as of December 16, 2002, by and among InKine Pharmaceutical Company, Inc., a corporation organized under the laws of the State of New York (the "Company"), S.A.C. Capital Associates, LLC, a limited liability company organized under the laws of Anguila ("SAC"), SDS Merchant Fund, L.P., a limited partnership organized under the laws of the state of New York ("SDS"), Royal Bank of Canada, a Canadian Chartered Bank, through RBC Dominion Securities Corporation as its agent ("RBC"), Solomon Strategic Holdings, Inc., a corporation organized under the laws of the British Virgin Islands ("SSH") and The Tail Wind Fund Ltd., a corporation organized under the laws of the British Virgin Islands ("Tail Wind"). SAC, RBC, SSH and Tail Wind are collectively referred to herein as the "Purchasers," and each of them may be individually referred to herein as a "Purchaser."

            WHEREAS:

         A. The Company, SAC and RBC were parties to that certain Securities Purchase Agreement (the "Securities Purchase Agreement") dated as of June 15, 2001 by and among the Company, SAC and RBC, pursuant to which SAC and RBC purchased convertible notes in the aggregate principal amount of $10,000,000 (the "Original Notes"), convertible into shares of the Company's common stock, par value $0.0001 per share (the "Common Stock"), and warrants (the "Original Warrants") to acquire an aggregate of 265,487 shares of Common Stock.

         B. RBC transferred $2,000,000 in aggregate principal amount of the Original Notes, and Original Warrants to purchase 53,097 shares of Common Stock, to SDS pursuant to a Transfer and Assignment Agreement dated as of September 6, 2002 by and between SDS and RBC.

         C. The Company, SAC and SDS are parties to that certain Restructuring Agreement (the "Restructuring Agreement") dated as of October 1, 2002 by and among the Company, SAC and SDS, pursuant to which the Original Notes were amended and restated (the "Amended and Restated Notes") and warrants (the "Second Warrants") to acquire an aggregate of 500,000 shares of Common Stock were issued.

         D. The Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act") or Section 4(2) of the Securities Act.

         E. The Company desires to sell and the Purchasers desire to purchase, upon the terms and conditions stated in this Agreement, senior secured convertible notes (the "Notes") in the aggregate principal amount of Thirteen Million Dollars ($13,000,000), in the form attached hereto as Exhibit A, and warrants (the "Warrants"), in the form attached hereto as Exhibit B, to acquire an aggregate of 2,459,460 shares of Common Stock. The shares of Common Stock issuable upon conversion of or otherwise pursuant to the Notes are referred to herein as the "Conversion Shares" and the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants are referred to herein as the "Warrant Shares." The Notes, the Warrants, the Conversion Shares and the Warrant Shares are collectively referred to herein as the "Securities" and each of them may individually be referred to herein as a "Security."

         F. The Company desires to redeem the Amended and Restated Notes pursuant to Article VIII.B. thereof.

         G. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering (i) a Registration Rights Agreement, in the form attached hereto as Exhibit C (the "Registration Rights Agreement"), (ii) a Security Agreement, in the form attached hereto as Exhibit D (the "Security Agreement") and (iii) an Escrow Agreement, in the form attached hereto as Exhibit E (the "Escrow Agreement").


         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. PURCHASE OF THE NOTES AND WARRANTS AND REDEMPTION OF THE AMENDED AND RESTATED NOTES.

            (a) Purchase of the Notes and Warrants. On the Closing Date (as defined below), subject to the satisfaction (or waiver) of the conditions set forth in Section 6, Section 7 and Section 8 below, the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, the Notes and Warrants for an aggregate purchase price of Thirteen Million Dollars ($13,000,000) (the "Purchase Price"), in accordance with the following:

                (i) SAC shall purchase Notes with an aggregate principal amount of $6,000,000 and Warrants to purchase 1,135,135 Common Shares for a purchase price of Six Million Dollars ($6,000,000).

                (ii) RBC shall purchase Notes with an aggregate principal amount of $4,000,000 and Warrants to purchase 756,757 Common Shares for a purchase price of Four Million Dollars ($4,000,000).

                (iii) SSH shall purchase Notes with an aggregate principal amount of $300,000 and Warrants to purchase 56,757 Common Shares for a purchase price of Three Hundred Thousand Dollars ($300,000).

                (iv) Tail Wind shall purchase Notes with an aggregate principal amount of $2,700,000 and Warrants to purchase 510,811 Common Shares for a purchase price of Two Million Seven Hundred Thousand Dollars ($2,700,000).

            (b) Payment of the Purchase Price. Each Purchaser's respective portion of the Purchase Price shall be paid at Closing by wire transfer of immediately available funds to Drinker Biddle & Reath LLP (the "Escrow Agent"), such amount (the "Escrow Amount") to be disbursed by the Escrow Agent in the manner described in the Escrow Agreement.







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

            (c) Redemption of the Amended and Restated Notes. At the Closing, pursuant to Article VIII.B. of the Amended and Restated Notes, the Company shall redeem all issued and outstanding Amended and Restated Notes for an aggregate redemption price of Thirteen Million Dollars ($13,000,000) (the "Redemption Price"). Notwithstanding anything to the contrary set forth in Article VIII.B. of the Amended and Restated Notes, the Company, SAC and SDS hereby agree that the redemption procedure and Redemption Price set forth herein shall be sufficient to effect a full redemption of the Amended and Restated Notes, and hereby waive any noncompliance with Article VIII.B. of the Amended and Restated Notes.

            (d) Payment of the Redemption Price. The Escrow Agent shall disburse the Escrow Amount to SAC and SDS in accordance with the terms of the Escrow Agreement, which shall serve as payment of the Redemption Price by the Company. Upon receipt of the Redemption Price by SAC and SDS, the Amended and Restated Notes shall be null and void and, as soon as reasonably practicable thereafter, but no later than December 20, 2002, SAC and SDS shall return to InKine the physical documents representing the Amended and Restated Notes for formal cancellation thereof.

            (e) Closing Date. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the issuance of the Notes and Warrants, and the redemption of the Amended and Restated Notes, pursuant to this Agreement (the "Closing") shall be 12:00 noon, New York City time, on December 17, 2002, subject to a two business day grace period at any party's option, but in any event not later than December 20, 2002, or such other time as may be mutually agreed upon by the Company and the Purchasers (the "Closing Date"). The Closing shall occur at the offices of Drinker Biddle & Reath LLP, One Logan Square, 18th and Cherry Streets, Philadelphia, Pennsylvania 19103-6996, or at such other location or by such other means, including via facsimile, as the parties hereto shall mutually agree.

         2. PURCHASERS' REPRESENTATIONS AND WARRANTIES

            Each of the Purchasers represents and warrants to the Company with respect to itself and not with respect to the other Purchasers, severally and not jointly, as follows:

            (a) Acquiring for Own Account, Etc. The Purchaser is acquiring the Securities for the Purchaser's own account for investment purposes only and not with a present view towards the public sale or distribution thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act. The Purchaser understands that the Purchaser must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available, and that the Company has no present intention of registering the resale of any such Securities other than as contemplated by the Registration Rights Agreement. Notwithstanding anything in this Section 2(a) to the contrary, by making the representations herein, the Purchaser does not agree to hold the Securities for any minimum or other specific term and each Purchaser reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from the registration requirements under the Securities Act.







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

            (b) Accredited Investor Status. The Purchaser is an "Accredited Investor" as that term is defined in Rule 501(a) of Regulation D.

            (c) Reliance on Exemptions. The Purchaser understands that the Securities are being offered and sold to the Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

            (d) Information. The Purchaser and its counsel, if any, have been furnished all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been specifically requested by the Purchaser or its counsel. The Purchaser and its counsel have been afforded the opportunity to ask questions of the Company and have received what the Purchaser believes to be satisfactory answers to any such inquiries. Neither such inquiries nor any other investigation conducted by the Purchaser or its counsel or any of their representatives shall modify, amend or affect the Purchaser's right to rely on the Company's representations and warranties contained in Section 3 below. The Purchaser understands that the Purchaser's investment in the Securities involves a high degree of risk.

            (e) Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

            (f) Transfer or Resale. The Purchaser understands that (i) except as provided in the Registration Rights Agreement, the sale or resale of the Securities have not been and are not being registered under the Securities Act or any state securities laws, and the Securities may not be transferred unless
(a) the resale of the Securities has been registered thereunder; or (b) the Purchaser shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions and reasonably acceptable to the Company's counsel) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (c) sold under and in compliance with Rule 144 promulgated under the Securities Act (or a successor rule) ("Rule 144"); or (d) sold or transferred to an affiliate of the Purchaser who agrees to sell or otherwise transfer the Securities only in accordance with the provisions of this Section 2(f) and who is an Accredited Investor; and (ii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws (other than pursuant to the terms of the Registration Rights Agreement). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement, provided such pledge is consistent with applicable laws, rules and regulations.

            (g) Legends. The Purchaser understands that the Notes and Warrants and, until such time as the Conversion Shares and Warrant Shares have been registered under the Securities Act (including registration pursuant to Rule 416 thereunder) as contemplated by the Registration Rights Agreement or otherwise may be sold by the Purchaser under Rule 144, the certificates for the Conversion Shares and Warrant Shares may bear a restrictive legend in substantially the following form:

                  The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state of the United States or in any other jurisdiction. The securities represented hereby may not be offered, sold or transferred in the absence of an effective registration statement for the securities under applicable securities laws unless offered, sold or transferred pursuant to an available exemption from the registration requirements of those laws.

                   The Company agrees that it shall, immediately upon the Registration Statement (as defined in the Registration Rights Agreement) being declared effective, deliver to its transfer agent an opinion letter of counsel, confirming that the Registration Statement is effective, and opining that as long as the Registration Statement is effective, the transfer agent shall issue, in connection with the issuance of the Conversion Shares and Warrant Shares, certificates representing such Conversion Shares and Warrant Shares without the restrictive legend above, provided such Conversion Shares and Warrant Shares are to be sold pursuant to the prospectus contained in the Registration Statement. Upon receipt of such opinion, the Company shall cause the transfer agent to confirm, for the benefit of the Purchaser, that no further opinion of counsel is required at the time of transfer in order to issue such shares without such restrictive legend.

                   The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by state securities laws, (a) the sale of such Security is registered under the Securities Act (including registration pursuant to Rule 416 thereunder) as contemplated by the Registration Rights Agreement; (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions and reasonably acceptable to the Company's counsel, to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act; or (c) such holder provides the Company with reasonable assurances that such Security can be sold under Rule
144. In the event the above legend is removed from any Security and thereafter the effectiveness of a registration statement covering such Security is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance written notice to the Purchaser, the Company may require that the above legend be placed on any such Security that cannot then be sold pursuant to an effective registration statement or under Rule 144 and the Purchaser shall cooperate in the replacement of such legend. Such legend shall thereafter be removed when such Security may again be sold pursuant to an effective registration statement or under Rule 144.

                   (h) Authorization; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of the Purchaser and are valid and binding agreements of the Purchaser enforceable against the Purchaser in accordance with their terms.

                   (i) Residency. The Purchaser is an entity formed under the laws of the jurisdiction as provided in the recitals hereto.

                   The Purchaser's representations and warranties made in this
Article 2 are made solely for the purpose of permitting the Company to make a determination that the offer and sale of the Notes and Warrants pursuant to this Agreement complies with applicable U.S. federal and state securities laws and not for any other purpose. Accordingly, the Company is not relying on such representations and warranties for any other purpose.

                3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                   The Company represents and warrants to each Purchaser as follows:

                   (a) Organization and Qualification. The Company and each of its subsidiaries is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on (i) the Securities, (ii) the ability of the Company to perform its obligations hereunder or under the Notes, the Warrants or the Registration Rights Agreement or (iii) the business, operations, properties, prospects or financial condition of the Company and its subsidiaries, taken as a whole.

                   (b) Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Notes, the Warrants, the Security Agreement, the Escrow Agreement and the Registration Rights Agreement, to issue and sell the Notes and the Warrants in accordance with the terms thereof, to issue the Conversion Shares upon conversion of the Notes in accordance with the terms thereof and to issue the Warrant Shares upon exercise of the Warrants in accordance with the terms thereof; (ii) the execution, delivery and performance of this Agreement, the Notes, the Warrants, the Security Agreement, the Escrow Agreement and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and the Warrants and the issuance and reservation for issuance of the Conversion Shares and Warrant Shares) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or any committee of the Board of Directors is required, and (iii) this Agreement constitutes, and, upon execution and delivery by the Company of the Registration Rights Agreement, the Security Agreement, the Escrow Agreement, the Notes and the Warrants, such agreements will constitute, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

                   (c) Stockholder Authorization. Neither the execution, delivery or performance by the Company of its obligations under this Agreement, the Notes, the Warrants, the Security Agreement, the Escrow Agreement or the Registration Rights Agreement, nor the consummation by it of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Notes or the Warrants or the issuance or reservation for issuance of the Conversion Shares or Warrant Shares) requires any consent or authorization of the Company's stockholders, including but not limited to consent under Rule 4350(i) promulgated by the National Association of Securities Dealers, Inc. (the "NASD") or any similar rule.

                   (d) Capitalization. The capitalization of the Company as of the date hereof, including the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company's stock option plans, the number of shares issuable and reserved for issuance pursuant to securities (other than the Notes and the Warrants) exercisable or exchangeable for, or convertible into, any shares of capital stock and the number of shares to be reserved for issuance upon conversion of the Notes and exercise of the Warrants is set forth on Schedule 3(d). All of such outstanding shares of capital stock have been, or upon issuance, will be, validly issued, fully paid and non-assessable. No shares of capital stock of the Company (including the Conversion Shares and the Warrant Shares) are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances. Except for the Securities and as set forth on Schedule 3(d), as of the date of this Agreement,
(i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, nor are any such issuances or arrangements contemplated, and (ii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (except the Registration Rights Agreement). Schedule 3(d) sets forth all of the Company issued securities or instruments containing antidilution or similar provisions that will be triggered by, and all of the resulting adjustments that will be made to such securities and instruments as a result of, the issuance of the Securities in accordance with the terms of this Agreement, the Notes or the Warrants. The Company has furnished to the Purchasers true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof ("Certificate of Incorporation"), the Company's By-laws as in effect on the date hereof (the "By-laws"), and all other instruments and agreements governing securities convertible into or exercisable or exchangeable for capital stock of the Company.

                   (e) Issuance of Shares. The Conversion Shares and Warrant Shares are duly authorized and reserved for issuance, and, upon conversion of the Notes and exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and will not be subject to preemptive rights, rights of first refusal or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof.

                   (f) No Conflicts. The execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Escrow Agreement, the Security Agreement, the Notes and the Warrants by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance, as applicable, of the Notes, the Warrants, the Conversion Shares and Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation or By-laws or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment (including, without limitation, the triggering of any anti-dilution provisions), acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and rules or regulations of any self-regulatory organizations to which either the Company or its securities are subject) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except, with respect to clause (ii), for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations that would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents and neither the Company nor any of its subsidiaries is in default (and no event has occurred which, with notice or lapse of time or both, would put the Company or any of its subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, except for actual or possible violations, defaults or rights that would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its subsidiaries are not being conducted, and shall not be conducted so long as any Purchaser owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations the sanctions for which either singly or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and the Registration Rights Agreement, the Company is not required to obtain any consent, approval, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency or other third party in order for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement, the Escrow Agreement, the Notes or the Warrants, in each case in accordance with the terms hereof or thereof. The Company is not in violation of the listing requirements of the Nasdaq SmallCap Market and does not reasonably anticipate that the Common Stock will be delisted by the Nasdaq SmallCap Market for the foreseeable future.

                   (g) SEC Documents, Financial Statements. Since January 1, 1998, the Company has timely filed (within applicable extension periods) all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). The Company has made available to the Purchasers true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings made prior to the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to immaterial year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents filed prior to the date hereof, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such financial statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in such financial statements and (iii) liabilities incurred as a result of the transaction contemplated hereby, which liabilities and obligations referred to in clauses (i) and (ii), individually or in the aggregate, are not material to the financial condition or operating results of the Company.

                   (h) Absence of Certain Changes. Since December 31, 2001, there has been no material adverse change and no material adverse development in the business, properties, operations, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, except as disclosed in the SEC Documents filed prior to the date hereof.

                   (i) Absence of Litigation. Except as disclosed on Schedule 3(i) or in the SEC Documents filed prior to the date hereof, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body, including, without limitation, the SEC, pending or, to the best knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company, any of its subsidiaries, or any of their respective directors or officers in their capacities as such. To the best knowledge of the Company, after reasonable investigation, there are no facts which, if known by a potential claimant or governmental authority, could give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect.

                   (j) Intellectual Property. Except as set forth on Schedule 3(j), each of the Company and its subsidiaries owns or is licensed to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, permits, inventions, discoveries, processes, scientific, technical, engineering and marketing data, object and source codes, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge necessary for the conduct of its business as now being conducted (collectively, "Intangibles"). Except as set forth on Schedule 3(j), to the best knowledge of the Company, neither the Company nor any subsidiary of the Company infringes or is in conflict with any right of any other person with respect to any Intangibles which, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. Except as set forth on Schedule 3(j), neither the Company nor any of its subsidiaries has received written notice of any pending conflict with or infringement upon such third party Intangibles. Neither the Company nor any of its subsidiaries has entered into any consent agreement, indemnification agreement, forbearance to sue or settlement agreement with respect to the validity of the Company's or its subsidiaries' ownership or right to use its Intangibles and, to the best knowledge of the Company, there is no reasonable basis for any such claim to be successful. Except as set forth on
Schedule 3(j), the Intangibles are valid and enforceable and no registration relating thereto has lapsed, expired or been abandoned or canceled or is the subject of cancellation or other adversarial proceedings, and all applications therefor are pending and in good standing. The Company and its subsidiaries have complied, in all material respects, with their respective contractual obligations relating to the protection of the Intangibles used pursuant to licenses. To the best knowledge of the Company, no person is infringing on or violating the Intangibles owned or used by the Company or its subsidiaries.

                   (k) Foreign Corrupt Practices. Neither the Company, nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

                   (l) Disclosure. All information relating to or concerning the Company set forth in this Agreement or provided to the Purchasers pursuant to
Section 2(d) hereof or otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

                   (m) Acknowledgment Regarding Purchasers' Acquisition of the Securities. The Company acknowledges and agrees that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, the relationship between the Company and each Purchaser is "arms-length" and any statement made by any Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Purchaser's purchase of the Securities and has not been relied upon by the Company, its officers or directors in any way. The Company further acknowledges that the Company's decision to enter into this Agreement has been based solely on an independent evaluation by the Company and its representatives.

                   (n) Listing. Promptly after the Closing Date, the Company will secure the listing of the Conversion Shares and Warrant Shares upon each national securities exchange or automated quotation system upon which shares of Common Stock are currently listed (subject to official notice of issuance).

                   (o) Form S-3 Eligibility. The Company is eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act. There exist no facts or circumstances known to the Company that would prohibit or delay the preparation and filing of a registration statement on Form S-3 with respect to the Registrable Securities (as defined in the Registration Rights Agreement). The Company has no basis to believe that its past or present independent public auditors will withhold their consent to the inclusion, or incorporation by reference, of their audit opinion concerning the Company's financial statements which are included in the Registration Statement required to be filed pursuant to the Registration Rights Agreement.

                   (p) No General Solicitation. Neither the Company nor any distributor participating on the Company's behalf in the transactions contemplated hereby (if any) nor any person acting for the Company, or any such distributor, has conducted any "general solicitation," as such term is defined in Regulation D, with respect to any of the Securities being offered hereby.

                   (q) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Securities being offered hereby under the Securities Act or cause this offering of Securities to be integrated with any prior offering of securities of the Company for purposes of the Securities Act, the result of such integration which would require registration under the Securities Act, or any applicable stockholder approval provisions, including, without limitation, Rule 4350(i) of the NASD or any similar rule.

                   (r) No Brokers. Except as set forth on Schedule 3(r), the Company has taken no action that would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by any Purchaser relating to this Agreement or the transactions contemplated hereby.

                   (s) Acknowledgment Regarding Securities. The Company's Chief Executive Officer and Chief Financial Officer have studied and fully understand the nature of the Securities being sold hereunder. The Company acknowledges that its obligation to issue Conversion Shares upon conversion of the Notes in accordance with the terms of the Notes is absolute and unconditional, regardless of the dilution that such issuance may have on the ownership interests of other stockholders. Taking the foregoing into account, the Company's Board of Directors has determined in its good faith business judgment that the issuance of the Notes and Warrants hereunder and the consummation of the other transactions contemplated hereby are in the best interests of the Company and its stockholders.

                   (t) Title. The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them that is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

                   (u) Tax Status. Except as set forth in the SEC Documents, the Company and each of its subsidiaries has made or filed all foreign, U.S. federal, state and local income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, of which the Company has received written notice, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to any statute of limitations relating to the assessment or collection of any federal, state or local tax. To the Company's knowledge, none of the Company's tax returns is presently being audited by any taxing authority.

                   (v) Key Employees. Each of the Company's directors, officers and any Key Employee (as defined below) is currently serving the Company in the capacity disclosed in the SEC Documents. No Key Employee, to the best knowledge of the Company and its subsidiaries, is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant with the Company, and, to the Company's knowledge, the continued employment of each Key Employee does not subject the Company or any of its subsidiaries to any material liability with respect to any of the foregoing matters. No Key Employee has, to the best knowledge of the Company and its subsidiaries, any intention to terminate or limit his employment with, or services to, the Company or any of its subsidiaries, nor, to the Company's knowledge, is any such Key Employee subject to any constraints which would cause such employee to be unable to devote his full time and attention to such employment or services. "Key Employee" means the persons listed on Schedule 3(v) and any individual who assumes or performs any of the duties of a Key Employee.

                   (w) Insurance. The Company has in force fire, casualty, product liability and other insurance policies, with extended coverage, sufficient in amount to allow it to replace any of its material properties or assets which might be damaged or destroyed or sufficient to cover liabilities to which the Company may reasonably become subject, and such types and amounts of other insurance with respect to its business and properties, on both a per occurrence and an aggregate basis, as are customarily carried by persons engaged in the same or similar business as the Company. No default or event has occurred that could give rise to a default under any such policy.

                   (x) Environmental Matters. There is no environmental litigation or other environmental proceeding pending or, to the Company's knowledge, threatened by any governmental regulatory authority or others with respect to the current or any former business of the Company or any partnership or joint venture currently or at any time affiliated with the Company. No state of facts exists as to environmental matters or Hazardous Substances (as defined below) that involves the reasonable likelihood of a material capital expenditure by the Company or that may otherwise have a Material Adverse Effect. No Hazardous Substances have been treated, stored or disposed of, or otherwise deposited, in or on the properties owned or leased by the Company (solely with respect to the portion of such leased properties occupied by the Company) or by any partnership or joint venture currently or at any time affiliated with the Company in violation of any applicable environmental laws. The environmental compliance programs of the Company comply in all material respects with all environmental laws, whether federal, state or local, currently in effect. As used herein, "Hazardous Substances" means any substance, waste, contaminant, pollutant or material that has been determined by any governmental authority to be capable of posing a risk of injury to health, safety, property or the environment.

                   (y) Regulatory Permits. The Company possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities which are material to the conduct to its business, and the Company has not received any written notice of proceeding relating to the revocation or modification of any such certificate, authorization or permit.

                4. COVENANTS.

                   (a) Best Efforts. The parties shall use their best efforts timely to satisfy each of the conditions described in Section 6, Section 7 and
Section 8 of this Agreement.

                   (b) Form D: Blue Sky Laws. The Company shall file with the SEC a Form D with respect to the Securities as required under Regulation D and provide a copy thereof to the Purchasers promptly after such filing if the Company elects to rely on the exemption from registration pursuant to Regulation
D. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for issuance and sale to the Purchasers pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States or obtain exemption therefrom, and shall provide evidence of any such action so taken to the Purchasers on or prior to the Closing Date. Within ten (10) days after the Closing Date, the Company shall file a Form 8-K concerning this Agreement and the transactions contemplated hereby, which Form 8-K shall attach this Agreement and its Exhibits as exhibits to such Form 8-K.

                   (c) Reporting Status. So long as any Purchaser beneficially owns any of the Notes and unexercised Warrants, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination. In addition, the Company shall take all actions necessary to meet the "registrant eligibility" requirements set forth in the general instructions to Form S-3 or any successor form thereto, to continue to be eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act.

                   (d) Participation Right. Subject to the terms and conditions specified in this Section 4(e), for a period of one year after the date that the registration statement (as defined in the Registration Rights Agreement) the Company is required to file pursuant to Section 2(a) of the Registration Rights Agreement is declared effective, the Purchasers shall have a right to participate with respect to (i) future equity or equity-linked securities, or
(ii) debt which is convertible into equity or in which there is an equity component ("Additional Securities") on the same terms and conditions as offered by the Company to the other purchasers of such Additional Securities. Each time the Company proposes to offer any Additional Securities, the Company shall make an offering of such Additional Securities to each Purchaser in accordance with the following provisions:

                       (i) the Company shall deliver a notice (the "Notice") to the Purchasers stating (i) its bona fide intention to offer such Additional Securities, (ii) the number of such Additional Securities to be offered, (iii) the price and terms, if any, upon which it proposes to offer such Additional Securities, and (iv) the anticipated closing date of the sale of such Additional Securities.

                       (ii) by written notification received by the Company, within seven days after giving of the Notice, any Purchaser may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Additional Securities which equals the proportion that the number of shares of Common Stock purchased by such Purchaser pursuant to the terms hereof bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities then outstanding). The Company shall promptly, in writing, inform each Purchaser which elects to purchase all of the Additional Shares available to it ("Fully-Exercising Purchaser") of any other Purchaser's failure to do likewise. During the five-day period commencing after such information is given, each Fully-Exercising Purchaser shall be entitled to obtain that portion of the Additional Securities for which the Purchasers were entitled to subscribe but which were not subscribed for by the Purchasers which is equal to the proportion that the number of shares of Common Stock held by such Fully-Exercising Purchaser bears to the total number of shares of Common Stock held by all Fully-Exercising Purchasers who wish to purchase some of the unsubscribed shares;

                       (iii) if all Additional Securities which the Purchasers are entitled to obtain pursuant to subsection 4(d)(ii) are not elected to be obtained as provided in subsection 4(d)(ii) hereof, the Company may, during the 60-day period following the expiration of the period provided in subsection 4(d)(ii) hereof, offer the remaining unsubscribed portion of such Additional Securities to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not consummate the sale of such Additional Securities within such period, the right provided hereunder shall be deemed to be revived and such Additional Securities shall not be offered or sold unless first reoffered to the Purchasers in accordance herewith;

                       (iv) the participation right in this Section 4(d) shall not be applicable to (i) the issuance or sale of shares of Common Stock (or options therefor) to employees, officers, directors, or consultants of the Company for the primary purpose of soliciting or retaining their employment or service pursuant to a stock option plan (or similar equity incentive plan) approved by the Board of Directors, (ii) the issuance of securities in connection with a bona fide underwritten public offering that results in total proceeds to the Company in excess of $25,000,000, (iii) the issuance or sale of the Notes, or (iv) the issuance of securities in connection with mergers, acquisitions, strategic business partnerships or joint ventures (the primary purpose of which, in the reasonable judgment of the Board of Directors, is not to raise additional capital).

                       (v) the participation right set forth in this Section 4(d) may not be assigned or transferred, except that such right is assignable by each Purchaser to any wholly-owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, any such Purchaser.

                   (e) Expenses. The Company shall pay to the Purchasers at the Closing, $30,000 in cash, plus reimbursement for the out-of-pocket expenses reasonably incurred by the Purchasers and their affiliates and advisors in connection with the negotiation, preparation, execution and delivery of this Agreement and the other agreements to be executed in connection herewith, including, without limitation, the Purchasers and their affiliates and advisors' reasonable due diligence and attorneys' fees and expenses (the "Expenses").

                   (f) Financial Information. The Company shall send (via electronic transmission or otherwise) the following reports to the Purchasers until the Purchasers transfer, assign or sell all of their Notes and Warrants:
(i) within ten (10) days after the filing with the SEC, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, its proxy statements and any Current Reports on Form 8-K; and (ii) within one (1) day after release, copies of all press releases issued by the Company or any of its subsidiaries.

                   (g) Reservation of Shares. The Company currently has authorized and reserved for the purpose of issuance 9,500,000 shares of Common Stock to provide for the full conversion of the Notes and issuance of the Conversion Shares in connection therewith, the full exercise of the Warrants and the issuance of the Warrant Shares in connection therewith and as otherwise required by the Notes and the Warrants (collectively, the "Issuance Obligations"). In the event such number of shares becomes insufficient to satisfy the Issuance Obligations, the Company shall take all necessary action to authorize and reserve such additional shares of Common Stock necessary to satisfy the Issuance Obligations.

                   (h) Listing. The Company shall maintain, so long as the Purchasers (or any of its affiliates) owns any Securities, the listing of all Conversion Shares and Warrant Shares from time to time issuable upon conversion of the Notes and exercise of the Warrants on the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, the American Stock Exchange or the OTC Bulletin Board. The Company will use its best efforts to have its Common Stock listed on the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, the American Stock Exchange or the OTC Bulletin Board, and will comply in all respects with the reporting, filing and other obligations under the bylaws or rules of the NASD and such exchanges, as applicable. So long as the Purchasers own any Securities, the Company shall promptly provide to the Purchasers copies of any notices it receives regarding the continued eligibility of the Common Stock for trading on such markets or, if applicable, any securities exchange or automated quotation system on which securities of the same class or series issued by the Company are then listed or quoted, if any.

                   (i) Corporate Existence. So long as any Purchaser beneficially owns any Notes, the Company shall maintain its corporate existence, and in the event of a merger, consolidation or sale of all or substantially all of the Company's assets, the Company shall ensure that the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the Registration Rights Agreement, the Notes and the Warrants and the agreements and instruments entered into in connection herewith and therewith regardless of whether or not the Company would have had a sufficient number of shares of Common Stock authorized and available for issuance in order to effect the conversion of all the Notes and exercise in full of all Warrants outstanding as of the date of such transaction and (ii) except in the event of a merger, consolidation of the Company into any other corporation, or the sale or conveyance of all or substantially all of the assets of the Company where the consideration consists solely of cash, the surviving or successor entity is a publicly traded corporation whose common stock is listed for trading on the Nasdaq National Market, Nasdaq SmallCap Market, the New York Stock Exchange, the American Stock Exchange or the OTC Bulletin Board.

                   (j) No Integrated Offerings. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the Securities Act or cause this offering of the Securities to be integrated with any other offering of securities by the Company for purposes of any stockholder approval provision applicable to the Company or its securities.

                   (k) Legal Compliance. The Company shall conduct its business and the business of its subsidiaries in compliance with all laws, ordinances or regulations of governmental entities applicable to such businesses, except where the failure to do so would not have a Material Adverse Effect.

                   (l) Redemptions and Dividends. So long as any Purchaser beneficially owns any Notes, the Company shall not, without first obtaining the written approval of the Purchasers, repurchase, redeem, or declare or pay any cash dividend or distribution on, any shares of capital stock of the Company, except for repurchases of stock held by employees or former employees of the Company.

                   (m) Trading Restrictions. No Purchaser shall be permitted to sell, transfer or otherwise dispose of, during any 45 trading day period, more than 4.99% of the least number of shares of Common Stock issued and outstanding during such 45 trading day period (other than dispositions to the Company). The restriction contained in this Section 4(m) may not be altered, amended, deleted or changed in any manner whatsoever unless the holders of a majority of the outstanding shares of Common Stock and the holders of the Notes and Warrants shall approve, in writing, such alteration, amendment, deletion or change.

                5. TRANSFER AGENT INSTRUCTIONS.

                   (a) The Company shall instruct its transfer agent to issue certificates, registered in the name of each Purchaser or its nominee, for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by the Purchasers to the Company upon conversion of the Notes or exercise of the Warrants, as applicable. To the extent and during the periods provided in Sections 2(f) and 2(g) of this Agreement, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement.

                   (b) The Company warrants that no instruction other than such instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof in the case of the transfer of the Conversion Shares or Warrant Shares prior to registration of the Conversion Shares and Warrant Shares under the Securities Act or without an exemption therefrom, will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section shall affect in any way the Purchasers' obligations and agreement set forth in Section 2(g) hereof to resell the Securities pursuant to an effective registration statement or under an exemption from the registration requirements of applicable securities law.

                   (c) If the Purchasers provide the Company and the transfer agent with an opinion of counsel, which opinion of counsel shall be in form, substance and scope customary for opinions of counsel in comparable transactions and reasonably acceptable to the Company's counsel, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from registration, or the Purchasers provide the Company with reasonable assurances that such Securities may be sold under Rule 144, the Company shall permit the transfer and, in the case of the Conversion Shares and Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Purchasers.

                6. CONDITIONS TO THE COMPANY'S OBLIGATION TO ISSUE AND REDEEM.

                   The obligation of the Company hereunder to issue the Notes and Warrants to the Purchasers hereunder and to redeem the Amended and Restated Notes as provided herein is subject to the satisfaction, at or before the Closing, of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

                   (a) The Purchasers shall have delivered the Purchase Price to the Escrow Agent in accordance with Section 1(b) above.

                   (b) The representations and warranties of each Purchaser shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and each Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by each Purchaser at or prior to the Closing Date.

                   (c) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

                7. CONDITIONS TO THE PURCHASERS' OBLIGATION TO PURCHASE.

                   The obligation of the Purchasers hereunder to purchase the Notes and Warrants is subject to the satisfaction, at or before the Closing, of each of the following conditions, provided that such conditions are for each Purchaser's sole benefit and may be waived by each Purchaser at any time in such Purchaser's sole discretion:

                   (a) The Company shall have executed this Agreement, the Notes, the Warrants, the Security Agreement, the Escrow Agreement and the Registration Rights Agreement, and delivered executed original copies of the same to each Purchaser.

                   (b) The Company shall have delivered to each Purchaser duly executed Notes and Warrants (each in such denominations as such Purchaser shall request but in no event less than $250,000 increments) in accordance with
Section 1(a) above.

                   (c) The Common Stock shall be listed on the Nasdaq SmallCap Market and trading in the Common Stock (or the Nasdaq SmallCap Market generally) shall not have been suspended by the SEC or the Nasdaq SmallCap Market.

                   (d) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Purchasers shall have received a certificate, executed by the Chief Executive Officer of the Company after reasonable investigation, dated as of the Closing Date to the foregoing effect.

                   (e) No statute, rule, regulation, executive order, decree, ruling, injunction, action or proceeding shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which questions the validity of, challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

                   (f) The Purchasers shall have received an opinion of the Company's counsel, dated as of the Closing Date, in form, scope and substance reasonably satisfactory to the Purchasers and in substantially the form of Exhibit F attached hereto.

                   (g) There shall have been no material adverse changes and no material adverse developments in the business, properties, operations, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, since the date hereof.

                   (h) The Purchasers shall have received a copy of resolutions, duly adopted by the Board of Directors of the Company or a committee thereof, which shall be in full force and effect at the time of the Closing, authorizing the execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement, the Notes and the Warrants and the consummation by the Company of the transactions contemplated hereby and thereby, certified as such by the Secretary or Assistant Secretary of the Company.

                8. CONDITIONS TO THE OBLIGATION OF SAC AND SDS TO REDEEM.

                   The obligation of SAC and SDS to redeem the Amended and Restated Notes hereunder is subject to the receipt of the Redemption Price as provided in Section 1(d) hereof.

                9. GOVERNING LAW; MISCELLANEOUS.

                   (a) Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York. The Company and the Purchasers irrevocably consent to the jurisdiction of the United States federal courts and the state courts located in the County of New York, State of New York in any suit or proceeding based on or arising under this Agreement and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company further agrees that service of process upon the Company mailed by first class mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the right of the Purchasers to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

                   (b) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed Execution Page(s) hereof to be physically delivered to the other party within five (5) days of the execution hereof, provided that the failure to so deliver any manually executed Execution Page shall not affect the validity or enforceability of this Agreement.

                   (c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                   (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

                   (e) Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the Purchasers, the Company, their affiliates and persons acting on their behalf with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchasers makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Purchasers.

                   (f) Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally, by responsible overnight carrier or by confirmed facsimile, and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by responsible overnight carrier or confirmed facsimile, in each case addressed to a party. The addresses for such communications shall be:

                       If to the Company:

                       InKine Pharmaceutical Company, Inc.
                       1787 Sentry Parkway West
                       Building 18, Suite 440
                       Blue Bell, Pennsylvania  19422
                       Telephone: (215) 283-6850
                       Facsimile: (215) 283-4600
                       Attn: Chief Executive Officer and Chief Financial Officer

                       With a copy simultaneously transmitted by like means to:

                       Saul Ewing LLP
                       Centre Square West, 38th Floor
                       1500 Market Street
                       Philadelphia, Pennsylvania  19102-2186
                       Telephone: (215) 972-7777
                       Facsimile: (215) 972-1934
                       Attn: Charles C. Zall, Esq.

                       If to Purchasers to:

                       S.A.C. Capital Associates, LLC
                       c/o S.A.C. Capital Advisors, LLC
                       777 Long Ridge Road
                       Stamford, Connecticut 06902
                       Telephone: (203) 614-2000
                       Facsimile: (203) 614-2393
                       Attention: General Counsel

                       with a copy simultaneously transmitted by like means to:

                       Drinker Biddle & Reath LLP
                       One Logan Square
                       18th and Cherry Streets
                       Philadelphia, Pennsylvania  19103-6996
                       Telephone: (215) 988-2700
                       Facsimile: (215) 988-2757
                       Attn: Stephen T. Burdumy, Esq.

                       AND

                       Royal Bank of Canada
                       RBC Dominion Securities Corporation
                       One Liberty Plaza
                       165 Broadway, 2nd Floor
                       New York, New York 10006-1404
                       Telephone: (212) 858-7200
                       Facsimile: (212) 858-7437
                       Attention: LaBrena J. Martin, Managing Director &
                                  General Counsel

                       with a copy simultaneously transmitted by like means to:

                       Drinker Biddle & Reath LLP
                       One Logan Square
                       18th and Cherry Streets
                       Philadelphia, Pennsylvania  19103-6996
                       Telephone: (215) 988-2700
                       Facsimile: (215) 988-2757
                       Attn: Stephen T. Burdumy, Esq.

                       AND

                       The Tail Wind Fund Ltd.
                       c/o Tail Wind Advisory and Management Ltd.
                       1st Floor, No. 1 Regent Street
                       London, SW1Y 4NS UK
                       Telephone: 44-207-468-7660
                       Facsimile: 44-207-468-7657
                       Attention: David Crook

                       AND

                       Solomon Strategic Holdings, Inc.
                       Greenlands
                       The Red Gap
                       Castletown
                       IM9 1HB
                       British Isles
                       Telephone: 44-1624-824171
                       Facsimile: 44-1624-824191
                       Attention: Andrew MacKellar, Director

                       in either of the foregoing two cases, with a copy simultaneously transmitted by like means to:

                       Peter J. Weisman, P.C.
                       110 East 59th Street, 18th Floor
                       New York, New York 10022
                       Telephone: (212) 418-4972
                       Facsimile: (212) 317-8855
                       Attention: Peter J. Weisman

                       If to SDS:

                       SDS Merchant Fund, L.P.
                       c/o SDS Capital Partners, LLC
                       53 Forest Avenue, 2nd Floor
                       Old Greenwich, Connecticut  06820
                       Telephone: (203) 967-5875
                       Facsimile: (203) 967-5851
                       Attention: Steven Derby
                       with a copy simultaneously transmitted by like means to:

                       Drinker Biddle & Reath LLP
                       One Logan Square
                       18th and Cherry Streets
                       Philadelphia, Pennsylvania 19103-6996
                       Telephone: (215) 988-2700
                       Facsimile: (215) 988-2757
                       Attn: Stephen T. Burdumy, Esq.

                   Each party shall provide notice to the other party of any change in address.

                   (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Subject to the Securities Act, the Securities and Exchange Act of 1934, as amended, and any other state or federal law governing the sale of securities, Purchasers may assign their rights hereunder without the consent of the Company. This provision shall not limit any Purchaser's right to transfer the Securities pursuant to the terms of the Notes, the Warrants and this Agreement or to assign any Purchaser's rights hereunder or thereunder to any such transferee. In addition, and notwithstanding anything to the contrary contained in this Agreement, the Registration Rights Agreement, the Notes or the Warrants, the Securities may be pledged and all rights of the Purchasers under this Agreement or any other agreement or document related to the transactions contemplated hereby may be assigned, without further consent of the Company, to a bona fide pledgee in connection with any Purchaser's margin or brokerage account.

                   (h) Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                   (i) Survival. The representations and warranties of the Company and the agreements and covenants set forth in Sections 3, 4, 5 and 9 hereof shall survive for two years following the Closing notwithstanding any due diligence investigation conducted by or on behalf of the Purchasers. Moreover, none of the representations and warranties made by the Company herein shall act as a waiver of any rights or remedies the Purchasers may have under applicable U.S. federal or state securities laws. The Company shall indemnify and hold harmless the Purchasers and each Purchaser's officers, directors, employees, partners, members, agents and affiliates for all losses or damages arising as a result of or related to any breach or alleged breach by the Company of any of its representations or covenants set forth herein, including advancement of expenses as they are incurred.

                   (j) Publicity. The Company and the Purchasers shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Purchasers, to make any press release with respect to such transactions as is required by applicable law and regulations (although the Purchasers shall be provided with a copy thereof by the Company in connection with any such press release prior to its release).

                   (k) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                   (l) Termination. In the event that the Closing shall not have occurred on or before December 20, 2002, unless the parties agree otherwise, this Agreement shall terminate at the close of business on such date. Notwithstanding any termination of this Agreement, any party not in breach of this Agreement shall preserve all rights and remedies it may have against another party hereto for a breach of this Agreement prior to or relating to the termination hereof.

                   (m) Joint Participation in Drafting. Each party to this Agreement has participated in the negotiation and drafting of this Agreement, the Notes, the Warrants and the Registration Rights Agreement. As such, the language used herein and therein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement.

                   (n) Equitable Relief. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchasers by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations hereunder (including, but not limited to, its obligations pursuant to Section 5 hereof) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement (including, but not limited to, its obligations pursuant to Section 5 hereof), that the Purchasers shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer of the Securities, without the necessity of showing economic loss and without any bond or other security being required.

                   (o) Monetary Denominations. All references herein to monetary denominations shall refer to lawful money of the United States of America.

                   (p) Knowledge. As used in this Agreement, the term "knowledge" of any person or entity shall mean and include (i) actual knowledge and (ii) that knowledge which a reasonable prudent business person could have obtained in the management of his or her business affairs after making due inquiry and exercising due diligence which a prudent business person should have made or exercised, as applicable, with respect thereto.

                   (q) Like Treatment of Purchasers and Holders. Neither the Company nor any of its affiliates shall, directly or indirectly, pay or cause to be paid any consideration (immediate or contingent), whether by way of interest, fee, payment for the redemption, conversion or exercise of the Securities, or otherwise, to pay a Purchaser or holder of Securities, for or as an inducement to, or in connection with the solicitation of, any consent, waiver or amendment of any terms or provisions of this Agreement or any other agreement contemplated hereby, unless such consideration is required to be paid to all Purchasers or holders of Securities bound by such consent, waiver or amendment. The Company shall not, directly or indirectly, redeem any Securities (including, without limitation, pursuant to the terms of the Notes) unless such offer of redemption is made pro rata to all Purchasers or holders of Securities, as the case may be, on identical terms.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                   IN WITNESS WHEREOF, the undersigned Purchasers and the Company have caused this Agreement to be duly executed as of the date first above written.

                               INKINE PHARMACEUTICAL COMPANY, INC.


                               By:    /s/
                                  ----------------------------------------------
                                    Name:
                                    Title:

                               S.A.C. CAPITAL ASSOCIATES, LLC


                               By:    /s/
                                  ----------------------------------------------
                                    Name:
                                    Title:

                               SDS MERCHANT FUND, L.P.
                               By: SDS Capital Partners, L.L.C.,
                               its General Partner


                               By:    /s/
                                  ----------------------------------------------
                                    Name:
                                    Title:

                               ROYAL BANK OF CANADA
                               By its agent, RBC Dominion Securities Corporation


                               By:    /s/
                                  ----------------------------------------------
                                    Name:
                                    Title:

                               THE TAIL WIND FUND LTD.
                               By Tail Wind Advisory and Management Ltd., as investment advisor


                               By:    /s/
                                  ----------------------------------------------
                                    Name:
                                    Title:

                               SOLOMON STRATEGIC HOLDINGS, INC.


                               By:    /s/
                                  ----------------------------------------------
                                    Name:
                                    Title: